Exhibit 10.4

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

VICE PRESIDENT BUSINESS DEVELOPMENT AGREEMENT

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THIS Agreement, effective as of January 10, 2005, is by and between FGS Inc., a California corporation (the "Company"), and Gestion Academe Inc. ("Consultant”) of 7290 De Beaufort Ave.. Anjou, (Quebec) Canada. Hi M 3V5.

In consideration of the mutual covenants contained in this Agreement. the Company and Consultant hereby agree as follows:

1.

TERM

1.1

Term.  The term of this Agreement shall be for a minimum term of three (3) years commencing on January 10. 2005 (the "Term"). Thereafter, the Agreement shall automatically continue unless either party provides written notice to the other at least thirty (30) days prior to the effective date of termination. This Agreement replaces all prior agreements.

1.2

Office. Consultant shall be provided with an office work area at the Company's headquarters when necessary.

1.3

Place of Performance. In connection with Consultants' Agreement with the Company, Consultant shall work from lime to time at the Company's headquarters office, but may also work from his home office on an arranged basis until the availability of a Canadian office.

2.

DUTIES OF CONSULTANT

2.1

Job Title.  Consultant accepts being Vice President of Business Development and a Director on the Board of the Company.  Both parties agree that the term “Consultant” refers to the person of Serge Carrier and that the services of the Consultant as VP Business Development must be rendered by Serge Carrier from Gestion Academac Inc., in accordance with the terms and conditions set forth in this agreement

2.2

Consultant agrees to these multiple tasks:  Besides all the tasks devoted to a VP of Business Development, Consultant agrees to help w ith financing, growth. marketing and sales and merger & acquisitions.  Also Consultant agrees to travel from lime to time.

2.3

Loyal and Conscientious Performance of Duties.  Consultant agrees that to the best of his ability, and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of him either expressly or implicitly by the terms of this Agreement.

2.4

Devotion of Time to Company's Business.  Consultant shall devote a sufficient amount of his productive time, ability, and attention to the business of the Company to fulfill the duties and responsibilities undertaken herein.

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

VICE PRESIDENT BUSINESS DEVELOPMENT AGREEMENT

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2.3

Non-Disclosure of Confidential Information. Consultant will sign  the Company's written Confidentiality and Non-Solicitation Agreement, a copy of which will be attached for reference as Exhibit I.  Consultant shall at all times abide by the terms of such agreement.

2.6

Competitive Activities. During the term of this Agreement, Consultant shall not. directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in direct competition in any manner whatsoever with the business of the Company.

3.  SALARY, WARRANTS AND BENEFITS

3.1

Salary/Bonuses. As compensation for services rendered under this Agreement. Consultant shall receive a monthly salary of eleven thousand dollars ($11,400). Consultant shall he entitled to any other bonus, presence chips etc.,  that the Company  will attribute to Board members, Officers, etc.  Company will adjust salary each year for inflation and cost of living.

3.2

Issues of Warrants as Enticement to Commit.

3.2.1

For the three (3) years commitment to participate in the structuring and organization of the business operations of the company, Consultant will be awarded a 5 year warrant to buy seven million (7,000,000) shares of the capital of the company at a price of $0.001 per share. The warrant will be issued upon execution of this agreement.

3.2.2 Company agrees to issue to Consultant 5 year warrants to buy three million (3,000,000) common shares at a price of $0.001 per share: each  warrant will be for two hundred- fifty thousand (250,000) shares.  The first such warrant will be issued on January 10. 2005, the date of this agreement, and thereafter at the end of each quarter for a total of eleven (11) successive quarters.

3.3

Vacation and official holidays.  Consultant is entitled to all official holidays and one (1)  month of vacation.

3.4

Reimbursement for Expenses Incurred.  The Company shall promptly reimburse Consultant for all reasonable business expenses incurred by Consultant in furthering the business of the Company, including expenditures for meals, hotels and travel.   Any expense amount in excess of Five Hundred dollars ($500) shall require the prior agreement of the Chief Financial Officer (“CFO”) of the Company.

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

VICE PRESIDENT BUSINESS DEVELOPMENT AGREEMENT

Page

3.5

Repayment by Consultant of Disallowed Rosiness Expenses.  In the event any expenses paid for Consultant shall subsequently be determined to not he allowable under Section 3.4 herein, Consultant shall repay to the Company the amount of the disallowed expenses.

4. TERMINATION OF AGREEMENT

4.1

Termination by the Company. Consultant's agreement hereunder may he terminated by the Company under the following circumstances:

4.1.1

Death of Consultant.  This Agreement shall terminate automatically without notice upon the death of Consultant. Ilf Serge Carrier "(Individual") would own less than 90% of the total outstanding shares of Gestion Academac Inc., the Company "(FGS") has the right to terminate this Agreement.

4.1.2

 Disability.  This Agreement shall not terminate automatically upon the temporary disability of Consultant, but the Company may terminate this Agreement upon the permanent disability of Consultant.  Consultant shall be permanently disabled if Consultant is unable because of a medical. physical, or mental condition to perform substantially all of the duties that Consultant performed for the Company prior to such incapacitation for a period of six (6) consecutive months or longer.

4.1.3

With Cause.  The Company may terminate Consultant's employment at any time for "cause."  For purposes of this Agreement, the Company shall have "cause" to terminate Consultant's employment hereunder upon the following: (1) the willful and continued failure by Consultant substantially to perform his duties hereunder; (other than failure resulting from Consultant's incapacity due to physical or mental illness): or (2) the willful engaging by Consultant in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on the part of Consultant shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief by him that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Consultant shall not be deemed to have been terminated for cause without (i) reasonable notice to Consultant setting forth reasons for the Company's intention to terminate for cause and granting Consultant thirty (30) days to cure or remedy (if possible) the reasons for termination: (ii) an opportunity for Consultant, together with his counsel, to he heard before the Board of Directors, and (iii) delivery to Consultant of a Notice of Termination as defined in Section 4.3 hereof from the Board of Directors finding that in the good faith opinion of the Board of Directors Consultant was guilty of misconduct set forth above in clause (1) or (2) of the preceding paragraph and was unable to cure or remedy the reasons for termination, and specifying the particulars thereof in detail.

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

VICE PRESIDENT BUSINESS DEVELOPMENT AGREEMENT

Page

4.1.4

 Without Cause. The Company may terminate Consultant's employment without cause or reason upon thirty (10) days written notice following a majority vote of the Board of Directors and subject to the provisions below, including the terms of Section 4.5 herein.

4.2

Termination by Consultant.  Consultant's Agreement hereunder may be terminated by Consultant under the following circumstances:

4.2.1

Resignation for Good Reason. Consultant may resign upon fifteen (15) days written notice for "good reason." For purposes of this provision, "good reason" shall exist if any of the following have occurred at any time within one hundred eighty (180) days of Consultant s notice:

i.

The Company makes a general assignment for the benefit of creditors, files a voluntary bankruptcy petition_ files a petition or answer seeking a reorganization, arrangement, composition, readjustment. liquidation, dissolution or similar relief under any law. there shall have been tiled any petition or application for the involuntary bankruptcy of the Company, or other similar proceeding. in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more. or the Company seeks. consents to, or acquiesces in the appointment of a trustee. receiver, or liquidator of the Company or any material party of its assets: or

ii.

There are material changes in Consultant s titles. duties, or responsibilities without his express written consent: or

iii.

Company fails to pay Consultant the compensation and benefits required under this Agreement.

4.2.2

 For Other than Good Reason. Consultant may voluntarily resign for any reason other than a "good reason" upon thirty (30) days written notice to the Company without compensation except for any salary or shares already gained.

4.3

Notice of Termination.  Any termination of Consultant's services by the Company or by Consultant shall be communicated by written Notice of Termination. ''Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

4.4

Date of Termination. “Date of Termination" shall mean (i) if Consultant's agreement is terminated by his death, the date of his death; and (ii) if Consultant's agreement is terminated for any other reason, the date on which a Notice of termination is received by the Company or Consultant.

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

VICE PRESIDENT BUSINESS DEVELOPMENT AGREEMENT

Page

4.5

Payment of Compensation upon Termination or Resignation.  Upon termination or resignation for any reason, Consultant shall receive all compensation earned through the last day of Consultant's agreement.  Consultant shall also he reimbursed for all reasonable expenses incurred through the date of termination.  Consultant shall also be entitled to severance equal to one (1) month of his salary for each month served up to nine (9) months severance and all remaining warrants, unless Consultant is terminated for cause or voluntarily terminates and fails to provide the notice required in Section 4.2.2. Such severance payment shall not accrue for the first three months of the Term.

4.6

Remedies.

Any termination of this Agreement shall not prejudice any other remedy to which the Company or Consultant may be entitled. either at law. equity, or under this Agreement.

5.  INDEMNIFICATION

5.1

 Indemnification. To the fullest extent permitted by applicable law, the Company agrees to indemnify, defend and hold Consultant harmless from any and all claims, actions, costs, expenses, damages and liabilities, including without limitation,  reasonable attorneys  fees, hereafter or heretofore arising out of or in connection with Consultant Agreement with the Company. To the fullest extent permitted by applicable law, the Company shall advance to Consultant expenses of defending any such action, claim or proceeding. However, the Company shall not indemnify Consultant or defend Consultant against, or hold him harmless from. any claims, damages, expenses or liabilities, including attorneys  fees, resulting from the gross negligence or willful misconduct of Consultant or otherwise falling outside the scope of Consultant's Agreement with the Company.  For purposes of this paragraph, no act, or failure to act, on the part of Consultant shall be considered "wilful" unless done, or omitted to be done, not in good faith and without reasonable belief by him that his action or omission was in the best interest of the Company.  The duly to indemnify shall survive the expiration or early termination of this Agreement as to any claims based on facts or conditions which occurred or are alleged to have occurred prior to expiration or termination.

6.  GENERAL PROVISIONS

6.1

When Arbitration is Required.  The parties agree to arbitrate all claims or disputes between them arising from Consultant's Agreement with the Company, or Consultant 's termination of employment, including but not limited to, disputes regarding the interpretation or breach of the Agreement or any term or condition of this Agreement. breach of an express or implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress; constructive discharge; unlawful discrimination or harassment under the Fair Employment and Housing Act, the Civil Rights Acts of 1866, 1871, 1964, 1968, and 1991, 42 U..S.C. § 1982, the Family and Medical Leave Act, the California Family Rights Act. the

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

VICE PRESIDENT BUSINESS DEVELOPMENT AGREEMENT

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Americans with Disabilities Act, or the Age Discrimination in Employment Act: the Fair Labor Standards Act, and Chapter 1 of Part I of Division 2 of the California Labor Code.

6.2

Method of Arbitration.

6.2.1

The parties agree to submit their disputes to final and binding arbitration in accordance with provisions of the California Code of Civil Procedure § 1280 et seq.

6.2.2

A demand for arbitration must he made in writing and served on the other party to this Agreement.  The demand must be made and completed within the applicable statute of limitations

6.2.3

The parties will attempt to agree on an arbitrator to hear and arbitrate the dispute.  If an agreement cannot he reached within fourteen (14) days of the demand for arbitration, each party will appoint one person as an arbitrator.  The arbitrators will then jointly select a third arbitrator to hear and determine the matter with them.  Any award issued by the two of the three arbitrators shall be binding on the parties.

6.2.4

 The cost of arbitration shall be borne equally by each party, Attorneys fees shall he paid to the prevailing party in the arbitration.

6.3

Professional Fees.   Should any litigation or arbitration be commenced between the parties concerning this Agreement, or the rights or duties of any party in relation to the Agreement, the party prevailing in such litigation shall be entitled. in addition to such other relief as may be granted, to recovery from the losing party a reasonable sum for its attorney, paralegal and other professional fees and costs in such litigation, or any other separate action brought for that purpose.

6.4

 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

6.5

 Entire Agreement.

 This Agreement supersedes any and all other Agreements whether oral or in writing between the parties.

6.6

Successors and Assigns.  This Agreement, all terms and conditions hereunder, and all remedies arising herefrom, shalt inure to the benefit of and be binding upon the Company. any successor in interest to all or substantially all of the business and/or assets of the Company. and the heirs. administrators, successors and assigns of Consultant. Except as provided in the preceding sentence, the rights and obligation of the parties hereto may not be assigned or transferred by either party without the prior written consent of the other party.

6.7

 Notices. For purposes of this Agreement. notices, demands and all other

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

VICE PRESIDENT BUSINESS DEVELOPMENT AGREEMENT

Page

communications provided for in this Agreement, shall be in writing and shall he deemed to have been duly given when delivered or mailed by United States registered mail. return receipt requested, postage prepaid as follows:

If to Consultant:	If to the Company:
Serge Carrier 7290. avenue de Beaufort, app. 102 Anjou (Quebec) 3V5	FacePrint Global Solutions, Inc. 1111 E. Herndon, Suite 115 Fresno, California, 9371 1 Fax: 559-436-1061

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

6.8

 Severability. If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction as to such jurisdiction. such provision shall he ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

6.9

Section headings.  The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

6.10

Survival of Obligations.  Termination of this Agreement for any reason shall not relieve the Company or Consultant of any obligation accruing or arising prior to such termination,

6.11

Amendments. This Agreement may be amended only by written agreement of both the Company and Employee.

6.12

Counterparts. This Agreement may he executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument.  This Agreement shall become effective when copies hereof. when taken together, shall bear the signatures of both parties hereto.   It shall not he necessary in making proof of this Agreement to produce or account for more than one such counterpart.

6.13

Fees and Costs.   If am action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled_

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

VICE PRESIDENT BUSINESS DEVELOPMENT AGREEMENT

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6.14

Conflicts with Change in Control Agreement.  For an provision of this Agreement which conflicts with any provision of Consultant's Change in Control Agreement, the provision of this Agreement shall take precedence.

"COMPANY"

"CONSULTANT”

FacePrint Global Solutions, Inc.

By:

_________________________

By: _________________________

Serge Carrier

Serge Carrier